As filed with the Securities and Exchange Commission on April 9, 2021

Registration No. 333-254445

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PRE-EFFECTIVE

AMENDMENT NO. 1

TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	47-3916571 (I.R.S. Employer Identification Number)

3980 Premier Drive, Suite 310

High Point, NC 27265
(336) 841-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Rudy C. Howard
Chief Financial Officer
3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Raphael M. Russo, Esq.
Lawrence G. Wee, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	$—	—	$250,000,000	$27,275.00
Total:	$—	—	$250,000,000	$27,275.00

(1)

There are being registered hereunder such indeterminate number of shares of Class A common stock as may be sold by the registrant as shall have an aggregate initial offering price not to exceed $250,000,000. The proposed maximum offering price of the Class A common stock will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the Class A common stock registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to such shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, as applicable.
(2)

The proposed maximum aggregate offering price per share of Class A common stock will be determined from time to time by the registrant in connection with the issuance by the registrant of the Class A common stock registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers a total of $230,999,999 of securities that were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-223269) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2018 and declared effective by the SEC on March 19, 2018, but which remain unsold as of the date hereof (the “Unsold Securities”). The associated filing fee of $28,759 for the Unsold Securities is hereby used to offset the current registration fee due, resulting in no additional registration fee due in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.  If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of Class A common stock having an aggregate initial offering price not to exceed $250,000,000; and
•

a prospectus covering the offering, issuance and sale of up to a maximum aggregate offering price of $5,500,000 of Class A common stock that may be offered, issued and sold from time to time under a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), dated as of April 24, 2020, or the sales agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The prospectus relating to the sales agreement immediately follows the base prospectus. The Class A common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald, any portion of the $5,500,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $5,500,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated April 9, 2021

Class A Common Stock

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This prospectus contains a general description of the Class A common stock that we may offer for sale with an aggregate initial offering price of up to $250,000,000 from time to time in one or more offerings.  Each time we offer and sell Class A common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the Class A common stock.  Read this prospectus and any supplement carefully before you invest.

Our Class A common stock is listed on The NASDAQ Capital Market under the symbol “VTVT”.  On April 8, 2021, the closing price of our Class A common stock on The NASDAQ Capital Market was $2.72 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

As of April 8, 2021, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $56.8 million, based on 57,571,904 shares of outstanding Class A common stock, of which approximately 20,869,692 shares were held by non-affiliates, and a closing sale price of our Class A common stock of $2.72 on that date.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

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Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

The Class A Common Stock HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is                   , 2021.

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i

ABOUT THIS PROSPECTUS

To understand the terms of the Class A common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement.  You should also read the documents referred to under the heading “Where You Can Find More Information” for information on vTv Therapeutics Inc. and its financial statements.  Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that vTv Therapeutics Inc., a Delaware corporation, which is also referred to as “vTv Therapeutics,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure.  We filed a registration statement on Form S-3 (File No. 333-223269) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2018 and declared effective by the SEC on March 19, 2018.  Pursuant to Rule 415(a)(6), this prospectus covers a total of $230,999,999 of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof. Under this shelf registration statement, vTv Therapeutics Inc. may offer and sell from time to time shares of its Class A common stock, par value $0.01 per share, with an aggregate initial offering price of up to $250,000,000, which we refer to in this prospectus as the “Class A common stock.”  Furthermore, in no event will we sell Class A common stock with a value exceeding more than one-third of our “public float” (the market value of our Class A common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million.

This prospectus provides you with a general description of the Class A common stock we may offer.  Each time we offer shares of Class A common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the Class A common stock being offered.  The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the Class A common stock covered by the prospectus supplement.

We may sell Class A common stock to underwriters who will sell the Class A common stock to the public on terms fixed at the time of sale.  In addition, the Class A common stock may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours.  If we, directly or through agents, solicit offers to purchase the Class A common stock, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the Class A common stock being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

vTv Therapeutics files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and the Class A common stock.  The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information.  The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on March 18, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 14, 2021 and January 21, 2021;
•

The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering shall be deemed to be incorporated in this prospectus by reference.  The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning vTv Therapeutics at the following address:

vTv Therapeutics Inc.
Attn: Chief Financial Officer
3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement.  We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement.  We have not authorized anyone to provide you with different information.  We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are not making an offer of the securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements that reflect our plans, estimates, assumptions and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to these differences include those discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2020 under “Part I—Item 1A, Risk Factors.”  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, potential results of our drug development efforts or trials, and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s plans, estimates, assumptions and beliefs only as of the date made.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a clinical-stage pharmaceutical company focused on treating metabolic and inflammatory diseases to minimize their long-term complications and improve the lives of patients. We have an innovative pipeline of first-in-class small molecule clinical and pre-clinical drug candidates for the treatment of a wide range of diseases. Our pipeline is led by our programs for the treatment of type 1 diabetes (TTP399) and for psoriasis (HPP737). We completed the Simplici-T1 Study, an adaptive Phase 1b/2 study supported by JDRF International (“JDRF”), to explore the effects of TTP399 in patients with type 1 diabetes at the beginning of 2020.  In February 2020, we reported positive results from the Phase 2 - Part 2 confirming phase of this study which achieved its primary objective by demonstrating statistically significant improvements in HbA1c (long-term blood sugar) for TTP399 compared to placebo. We are working on the design for pivotal and registrational studies for TPP399, with input from the FDA.  In addition to the pivotal studies of TTP399, we are conducting a Phase 1 mechanistic study of TTP399 in patients with type 1 diabetes to determine the impact of TTP399 on ketone body formation during a period of acute insulin withdrawal.

We are also conducting a multiple ascending dose Phase 1 study of HPP737, an orally administered phosphodiesterase type 4 (“PDE4”) inhibitor, to assess the pharmacokinetics, pharmacodynamics, safety and tolerability of HPP737 in healthy volunteers as part of our psoriasis program.  The goal of this study is to confirm the maximum tolerated dose with minimal or no gastrointestinal (“GI”) intolerance in the form of nausea, vomiting or diarrhea. We expect to complete this study in the second quarter of 2021.

In addition to our internal development programs, we are furthering the clinical development of four other programs: a small molecule GLP-1r agonist, the PDE4 inhibitor, HPP737, a PPAR-delta agonist, and an Nrf2 activator through partnerships with pharmaceutical partners via licensing arrangements.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus.  For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 3980 Premier Drive, Suite 310, High Point, NC 27265, Telephone (336) 841-0300.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Part I—Item 1A, Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the Class A common stock offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement.  General corporate purposes may include additions to working capital, capital expenditures, or repayment of debt.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.  As of April 8, 2021, we have approximately 57,571,904 shares of our Class A common stock outstanding, 23,093,860 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting.  Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval.  The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

As of April 8, 2021, subsidiaries and affiliates of MacAndrews & Forbes Incorporated (collectively “MacAndrews”) hold 23,084,267 shares of our Class B common stock and 36,606,212 shares of our Class A common stock and therefore control approximately 74.0% of the combined voting power of our outstanding common stock. As a result, MacAndrews is able to control our business policies and affairs and any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws, the approval of mergers or sales of substantially all of our assets and the removal of members of our Board of Directors with or without cause.  MacAndrews also has the power to nominate a majority of the members to our Board of Directors under our investor rights agreement.  The concentration of ownership and voting power of MacAndrews may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of MacAndrews, even if such events are in the best interests of minority stockholders.

Dividends.  The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of legally available funds.  The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution.  Upon our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange.  Subject to the terms of an exchange agreement and the operating agreement of vTv Therapeutics LLC (“vTv LLC”), our principal operating subsidiary, units of vTv LLC (along with a corresponding number of shares of our Class B common stock) are exchangeable for (i) shares of our Class A common stock or (ii) cash (based on the market price of the shares of Class A common stock), at our option (as the managing member of vTv LLC).  Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our entire Board of Directors.  Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.  Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of units of vTv LLC.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock.  Our board of directors has authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares.  Our Board of Directors has also been authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock.  We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will not apply to MacAndrews, any of our non-employee directors who are employees, affiliates or consultants of MacAndrews or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers.  See “Risk Factors—Risks Relating to this Offering and Ownership of Our Class A Common Stock—MacAndrews has substantial influence over our business, and their interests may differ from our interests or those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.  Our amended and restated certificate of incorporation provides that, following the date on which MacAndrews ceases to beneficially own more than 50% of our common stock (the “Triggering Event”), stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer, or pursuant to a resolution adopted by a majority of the Board of Directors or, until the Triggering Event, at the request of holders of 50% or more of our outstanding shares of common stock.  Except as described above, stockholders will not be permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Advance Notice Procedures.  Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors.  Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Vacancies and Newly-Created Directorships on the Board of Directors.  Our bylaws provide that the Board of Directors can fill vacancies on the Board of Directors.  In addition, the Board of Directors will be permitted to increase the number of directors and fill the vacant positions.  These provisions could make it more difficult for shareholders to affect the composition of our Board of Directors.

Authorized but Unissued Shares.  Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.  We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Accordingly, we will not be subject to any anti-takeover effects of Section 203.  Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that MacAndrews and its various affiliates, successors and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers or other employees, (iii) any action asserting a claim arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable.  We may consent in writing to alternative forums.  Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We expect to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of Class A common stock are listed on The NASDAQ Capital Market under the symbol “VTVT”.

PLAN OF DISTRIBUTION

We may offer and sell the Class A common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus.  We may also enter into hedging transactions with respect to our Class A common stock.  For example, we may:

•	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;
•	sell shares of Class A common stock short and deliver the shares to close out short positions;
•

enter into option or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

•	loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell Class A common stock not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use Class A common stock pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Class A common stock received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge Class A common stock to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our Class A common stock or in connection with a concurrent offering of other Class A common stock.

Each time we sell Class A common stock, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the Class A common stock.  The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the Class A common stock and the proceeds we will receive from the sale of the Class A common stock;
•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the Class A common stock will be acquired by the underwriters or dealers for their own account.  The Class A common stock may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•

in block transactions in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.

The Class A common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased.  Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The Class A common stock may be sold directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the Class A common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the Class A common stock offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.  Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the Class A common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the Class A common stock is also being sold to underwriters, we must have sold to these underwriters the Class A common stock not subject to delayed delivery.  Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of Class A common stock under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours, in the ordinary course of business.  Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered Class A common stock is sold by us for public offering and sale may make a market in such Class A common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the Class A common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The maximum compensation we will pay to underwriters in connection with any offering of the Class A common stock will not exceed 8% of the maximum proceeds of such offering.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell Class A common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

To comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton &Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Class A Common Stock

________________________

P R O S P E C T U S

________________________

          , 2021

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated April 9, 2021

vTv Therapeutics Inc.

Up to $5,500,000

Class A Common Stock

________________________

We have entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our Class A common stock, $0.01 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $5.5 million through or to Cantor Fitzgerald, acting as sales agent or principal, pursuant to this prospectus.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “VTVT.” On April 8, 2021, the last reported sale price of our Class A common stock as reported on The Nasdaq Capital Market was $2.72 per share.

As of April 8, 2021, the aggregate market value of the outstanding Class A common stock held by non-affiliates, computed by reference to the price at which our Class A common stock was last sold on April 1, 2021 was $60,313,410, based on 57,571,904 shares of our outstanding Class A common stock as of April 8, 2021, of which 20,869,692 shares of Class A common stock were held by non-affiliates.  During the 12 calendar months prior to and including the date of this prospectus (excluding this offering), we have sold $12,999,999 pursuant to General Instruction I.B.6 of Form S-3.

Sales of our Class A common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our Class A common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page S-3 of this prospectus.  We are a “smaller reporting company” and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the accompanying base prospectus and our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Cantor

The date of this prospectus is , 2021.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus relates to an offering of our Class A common stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

Unless the context requires otherwise, references in this prospectus to “vTv,” “the company,” “we,” “us” and “our” refer to vTv Therapeutics Inc.

Neither we nor Cantor Fitzgerald have authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information we have incorporated by reference is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available free of charge on or through our website at www.vtvtherapeutics.com, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

S-ii

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on March 18, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 14, 2021 and January 21, 2021;
•

The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

vTv Therapeutics Inc.
Attn: Chief Financial Officer
3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in the prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contain statements that are not strictly historical in nature and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:

•	our ability to successfully develop, market, commercialize and achieve market acceptance for any of our product candidates or therapies that we may develop;
•	our estimates for future performance;

S-iii

•	our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;
•	the progress or success of our research, development and clinical programs, including the application for and receipt of regulatory clearances and approvals;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	scientific studies and the conclusions we draw from them; and
•	our anticipated use of proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, in our 2020 Annual Report and in our other filings with the SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities in this offering, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference.

S-iv

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering.

Overview

We are a clinical-stage pharmaceutical company focused on treating metabolic and inflammatory diseases to minimize their long-term complications and improve the lives of patients. We have an innovative pipeline of first-in-class small molecule clinical and pre-clinical drug candidates for the treatment of a wide range of diseases. Our pipeline is led by our programs for the treatment of type 1 diabetes (TTP399) and for psoriasis (HPP737). We completed the Simplici-T1 Study, an adaptive Phase 1b/2 study supported by JDRF International (“JDRF”), to explore the effects of TTP399 in patients with type 1 diabetes at the beginning of 2020.  In February 2020, we reported positive results from the Phase 2 - Part 2 confirming phase of this study which achieved its primary objective by demonstrating statistically significant improvements in HbA1c (long-term blood sugar) for TTP399 compared to placebo. We are working on the design for pivotal and registrational studies for TPP399, with input from the FDA.  In addition to the pivotal studies of TTP399, we are conducting a Phase 1 mechanistic study of TTP399 in patients with type 1 diabetes to determine the impact of TTP399 on ketone body formation during a period of acute insulin withdrawal.

We are also conducting a multiple ascending dose Phase 1 study of HPP737, an orally administered phosphodiesterase type 4 (“PDE4”) inhibitor, to assess the pharmacokinetics, pharmacodynamics, safety and tolerability of HPP737 in healthy volunteers as part of our psoriasis program.  The goal of this study is to confirm the maximum tolerated dose with minimal or no gastrointestinal (“GI”) intolerance in the form of nausea, vomiting or diarrhea. We expect to complete this study in the second quarter of 2021.

In addition to our internal development programs, we are furthering the clinical development of four other programs: a small molecule GLP-1r agonist, the PDE4 inhibitor, HPP737, a PPAR-delta agonist, and an Nrf2 activator through partnerships with pharmaceutical partners via licensing arrangements.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus.  For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Corporate Information

We were incorporated in Delaware under the name vTv Therapeutics Inc. in April 2015.  Our principal executive office is located at 3980 Premier Drive, Suite 310, High Point, NC 27265, Telephone (336) 841-0300.  Our website address is www.vtvtherapeutics.com.  The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

The Offering

Issuer	vTv Therapeutics Inc.
Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $5,500,000
Class A common stock to be outstanding following this offering

Up to 56,072,769 shares of Class A common stock, assuming sales of 2,022,059 shares of Class A common stock in this offering at an offering price of $2.72 per share, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on April 8, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to, Cantor Fitzgerald, as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus.
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses associated with the development of our drug candidates. See “Use of Proceeds” on page S-7 of this prospectus.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus and in the documents incorporated by reference herein.
Nasdaq Capital Market symbol	“VTVT.”

The number of shares of Class A common stock to be outstanding immediately after this offering is based on 54,050,710 shares of our Class A common stock outstanding as of December 31, 2020. Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes:

•	23,094,221 shares of Class B common stock issued and outstanding as of December 31, 2020 which is exchangeable on a one-for-one basis for shares of Class A common stock;
•

1,823,917 shares of Class A common stock issuable upon the exercise of outstanding warrants issued pursuant to certain letter agreements between vTv and MacAndrews & Forbes Group, LLC dated, with exercise prices between $1.53 and $5.04 per share;

•

190,586 shares of Class A common stock issuable upon the exercise of outstanding warrants held by Horizon Technology Finance Corporation and Silicon Valley Bank, with exercise prices between $5.92 and $6.39 per share;

and

•	4,453,357 shares of Class A common stock issuable under our 2015 equity incentive plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our 2020 Annual Report, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus, and all other information contained in this prospectus and incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our Class A common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution in the net tangible book deficit per share of the Class A common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering.  Assuming that an aggregate 2,022,059 shares of our Class A common stock are sold at a price of $2.72 per share pursuant to this prospectus, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on April 8, 2021, for aggregate gross proceeds of $5.5 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.60 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.

We plan to sell shares of our Class A common stock in “at the market offerings” and investors who buy shares of our Class A common stock at different times will likely pay different prices.

Investors who purchase shares of our Class A common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our Class A common stock. Many factors could have an impact on the market price of our Class A common stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our 2020 Annual Report as updated in subsequent reports filed with the SEC.

We do not expect to pay any dividends in the foreseeable future.

In the past, we have not paid dividends on our Class A common stock. We do not currently intend to pay dividends on our Class A common stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class A common stock may be your sole source of gain for the foreseeable future.

Our share price may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Class A common stock could be subject to wide fluctuations in response to many risk factors listed in this section and in the documents incorporated by reference herein, and others beyond our control, including:

•	results and timing of our clinical trials and receipt of data from the trials;
•	the availability of cash or financing to continue our clinical trials and other operations;
•	results of clinical trials of our competitors’ products;
•	failure or discontinuation of any of our research programs;
•	delays in the development or commercialization of our potential products;
•	regulatory actions with respect to our products or our competitors’ products;
•	actual or anticipated fluctuations in our financial condition and operating results;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;
•	competition from existing products or new products that may emerge;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•	issuance of new or updated research or reports by securities analysts;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	additions or departures of key management or scientific personnel;
•

disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain, maintain, defend or enforce proprietary rights relating to our products and technologies;

•	announcement or expectation of additional financing efforts;

•	sales of our Class A common stock by us, our insiders or our other stockholders;
•	issues in manufacturing our potential products;
•	market acceptance of our potential products;
•	market conditions for biopharmaceutical stocks in general; and
•	general economic and market conditions.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies.  These fluctuations often have been unrelated or disproportionate to the operating performance of those companies.  These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Class A common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their Class A common stock at or above the price at which they purchased their shares.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $5.5 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses associated with the development of our Late Stage Drug Candidates and our other product candidates.

Specifically, we intend to use the net proceeds from this offering, together with our existing cash and cash equivalents as follows:

•	to fund the multiple ascending dose and phase 2 studies of HPP737;
•	to fund activities related to conducting a pivotal trial of TTP399 in patients with type 1 diabetes, including the conduct of the mechanistic study; and
•	for working capital and general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION

The net tangible book value of our common stock as of December 31, 2020 was approximately $3.8 million, or approximately $0.05 per share of common stock based upon a total of 77,144,931 shares outstanding as of December 31, 2020, reflective of the combined outstanding 54,050,710 shares of Class A common stock and 23,094,221 shares of Class B common stock. Net tangible book deficit per share is equal to our total tangible assets, less our total liabilities, exclusive of the redeemable noncontrolling interest, divided by the total number of shares outstanding.

After giving effect to the sale by us of our Class A common stock in the aggregate amount of $5.5 million in this offering at an assumed offering price of $2.72 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on April 8, 2021, and after deducting commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2020 would have been approximately $9.2 million, or $0.12 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $2.60 per share to purchasers in this offering. The following table illustrates the dilution:

Public offering price per share		$2.72
Net tangible book value per share as of December 31, 2020	0.05
Increase per share attributable to new investors	0.07
As adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering		$0.12
Dilution per share to new investors purchasing shares in this offering		$2.60

The table above assumes, for illustrative purposes, that an aggregate of 2,022,059 shares of our Class A common stock are sold at a price of $2.72 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on April 8, 2021, for aggregate gross proceeds of $5.5 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.72 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $5.5 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.12 per share and would increase the dilution in net tangible book value per share to new investors to $2.85 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.72 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $5.5 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.12 per share and would decrease the dilution in net tangible book value per share to new investors to $2.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of common stock expected to be outstanding after this offering included in the table above are based on 77,144,931 shares of common stock outstanding, reflective of the combined outstanding shares of Class A common stock and Class B common stock as of December 31, 2020 and excludes:

•

1,823,917 shares of Class A common stock issuable upon the exercise of outstanding warrants issued pursuant to certain letter agreements between vTv and MacAndrews & Forbes Group, LLC dated December 5, 2017, July 30, 2018, December 11, 2018, September 26, 2019 and December 23, 2019, with exercise prices between $1.53 and $5.04 per share;

•

190,586 shares of Class A common stock issuable upon the exercise of outstanding warrants held by Horizon Technology Finance Corporation and Silicon Valley Bank, with exercise prices between $5.92 and $6.39 per share;

•	4,453,357 shares of Class A common stock issuable under our 2015 equity incentive plan.

To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor Fitzgerald, under which we may issue and sell shares of our Class A common stock having an aggregate gross sales price of up to $5,500,000 from time to time through or to Cantor Fitzgerald acting as sales agent or principal. The sales agreement has been filed as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may offer and sell our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to Class A sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of Class A common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our Class A common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $65,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $123,000.

Settlement for sales of Class A common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Cantor Fitzgerald will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of Class A common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the Class A common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A common stock pursuant to the sales agreement will terminate as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald, and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for Cantor Fitzgerald by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $5,500,000

Class A Common Stock

________________________

PROSPECTUS

________________________

Cantor

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by vTv Therapeutics in connection with the issuance and distribution of the securities being registered, excluding underwriting fees and expenses.  All the amounts shown are estimates except for the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$27,275
Printing expenses	2,500*
Legal fees and expenses	25,000*
Accounting fees and expenses	25,000*
Miscellaneous	0*
Total	$79,775*

*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16.  EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting agreement for Class A common stock.

Exhibit No.	Description
1.2

Controlled Equity OfferingSM Sales Agreement, dated as of April 24, 2020, by and between vTv Therapeutics Inc. and Cantor Fitzgerald & Co. (incorporated by reference from Exhibit 1.1 to the Company’s Form 8-K, filed on April 24, 2020 (File No. 001-37524)).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).
3.2	Amended and Restated By-laws (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).
5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1**	Power of Attorney
*	To be filed by Current Report on Form 8-K at the time of issuance and incorporated by reference.
**	Previously filed.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on April 9, 2021.

vTv Therapeutics Inc.

DATE: April 9, 2021

By:  /s/ Stephen L. Holcombe

Stephen L. Holcombe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date
*	Executive Chairperson and Director	April 9, 2021
Robin E. Abrams
/s/ Stephen L. Holcombe	President and Chief Executive Officer	April 9, 2021
Stephen L. Holcombe	(Principal Executive Officer)
/s/ Rudy C. Howard	Chief Financial Officer	April 9, 2021
Rudy C. Howard	(Principal Financial and Principal Accounting Officer)
*	Director	April 9, 2021
John A. Fry
*	Director	April 9, 2021
Hersh Kozlov
*	Director	April 9, 2021
Richard S. Nelson
*	Director	April 9, 2021
Noel J. Spiegel
*	Director	April 9, 2021
Howard L. Weiner

*By Stephen L. Holcombe pursuant to a power of attorney filed as part of the Registration Statement.